Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Avidity Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457	(o)(1)	$200,000,000	—	$200,000,000	0.00011020	$22,040
Fees Previously Paid	—	—	—		—	—	—	—	—
	Total Offering Amounts						$200,000,000		$22,040
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$22,040

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-257691 on July 2, 2021.